Exhibit 21.1

LIST OF SUBSIDIARIES OF MAXAR TECHNOLOGIES INC.

As of December 31, 2020

Legal Entity	State or Country of Incorporation	Name Doing Business As
Maxar Technologies Holdings Inc.	Delaware	Maxar Technologies Holdings Inc.
Maxar Technologies ULC	Canada	Maxar Technologies ULC
MDA Financial Services Inc.	Barbados	MDA Financial Services Inc.
MDA Insurance Services Inc.	Barbados	MDA Insurance Services Inc.
DigitalGlobe, Inc.	Delaware	DigitalGlobe, Inc.
DG Consents Sub, Inc.	Delaware	DG Consents Sub, Inc.
DigitalGlobe International, Inc.	Colorado	DigitalGlobe International, Inc.
DigitalGlobe China Ventures LLC	Colorado	DigitalGlobe China Ventures LLC
Spatial Energy, LLC	Colorado	Spatial Energy, LLC
GeoEye Middle East Limited	United Arab Emirates	GeoEye Middle East Limited
DigitalGlobe International Asia Pacific Pte. Ltd.	Singapore	DigitalGlobe International Asia Pacific Pte. Ltd.
DigitalGlobe International Great Britain Limited	England and Wales	DigitalGlobe International Great Britain Limited
DigitalGlobe International India Private Limited	India	DigitalGlobe International India Private Limited
DigitalGlobe International Canada Inc.	Canada	DigitalGlobe International Canada Inc.
DigitalGlobe Australia Pty. Ltd.	Australia	DigitalGlobe Australia Pty. Ltd.
Radiant Solutions Holdings Inc.	Delaware	Radiant Solutions Holdings Inc.
Radiant Mission Solutions Inc.	Colorado	The Radiant Group, Inc. RadiantBlue Technologies
Radiant Geospatial Solutions LLC	Delaware	Radiant Geospatial Solutions LLC MDA Information Services LLC
Radiant Analytic Solutions Inc.	Delaware	Radiant Analytic Solutions Inc. DigitalGlobe Intelligence Solutions Inc.
The Human Geo Group LLC	Delaware	The Human Geo Group LLC
MDA Weather Services Limited	England and Wales	MDA Weather Services Limited
MDA GP Holdings Ltd.	Canada	MDA GP Holdings Ltd.
MacDonald, Dettwiler US Holdings Limited Partnership	Delaware	MacDonald, Dettwiler US Holdings Limited Partnership
Cascade Data Services Inc.	Canada	Cascade Data Services Inc.
MDA Sistemas Ltda.	Brazil	MDA Sistemas Ltda.
MDA Space and Robotics Limited	England and Wales	MDA Space and Robotics Limited
Dynacs Engineering Company (India) Limited	India	Dynacs Engineering Company (India) Limited
Dynacs Military & Defense, Inc.	Delaware	Dynacs Military & Defense, Inc.
Space Infrastructure Services (Canada) Ltd.	Canada	Space Infrastructure Services (Canada) Ltd.
Limited Liability Company MDA Information Systems	Russian Federation	Limited Liability Company MDA Information Systems
MacDonald, Dettwiler and Associates Corporation	Canada	MacDonald, Dettwiler and Associates Corporation
MacDonald, Dettwiler and Associates Inc.	Canada	MacDonald, Dettwiler and Associates Inc.
MacDonald, Dettwiler and Associates GmbH	Germany	MacDonald, Dettwiler and Associates GmbH
MacDonald Dettwiler Holdings Ltd.	Canada	MacDonald Dettwiler Holdings Ltd.
MDA Brazil Holdings, Inc.	Canada	MDA Brazil Holdings, Inc.
MDA International Holdings Inc.	Canada	MDA International Holdings Inc.
MDA Geospatial Services Inc.	Canada	MDA Geospatial Services Inc.
MDA Systems Holdings Ltd.	Canada	MDA Systems Holdings Ltd.
MDA Systems Inc.	Delaware	MDA Systems Inc.
MDA Systems Ltd.	Canada	MDA Systems Ltd.
Triathlon Ltd.	Canada	Triathlon Ltd.

Legal Entity	State or Country of Incorporation	Name Doing Business As
Neptec Design Group Ltd.	Canada	Neptec Design Group Ltd.
Neptec USA, Inc.	Delaware	Neptec USA, Inc.
Neptec UK Limited	England and Wales	Neptec UK Limited
Neptec Newfoundland Limited	Newfoundland and Labrador	Neptec Newfoundland Limited
MDA Communications Holdings, LLC	Delaware	MDA Communications Holdings, LLC
SSL Robotics LLC	Delaware	SSL Robotics LLC
Space Systems/Loral, LLC	Delaware	Space Systems/Loral, LLC
Space Systems/Loral Land, LLC	Delaware	Space Systems/Loral Land, LLC
International Space Technology, Inc.	Delaware	International Space Technology, Inc.
Cosmotech ZAO	Russian Federation	Cosmotech ZAO